Exhibit 99.1

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS

2

RISK FACTORS

2

PART I

ITEM 1.

Description Of Business

8

ITEM 2.

Plan of Operation

15

ITEM 3.

Description of Property

15

ITEM 4.

Security Ownership of Certain Beneficial Owners and Management

16

ITEM 5.

Directors and Executive Officers, Promoters and Control Persons

17

ITEM 6.

Executive Compensation

18

ITEM 7.

Certain Relationships and Related Transactions and Director Independence

18

ITEM 8.

Description of Securities

19

PART II

ITEM 1.

Market Price of and Dividends on the Registrant’s Common Equity and

Related Stockholder Matters

19

ITEM 2.

Legal Proceedings

20

ITEM 3.

Changes in and Disagreements with Accountants

20

ITEM 4.

Recent Sales of Unregistered Securities

20

ITEM 5.

Indemnification of Directors and Officers

20

PART F/S

Financial Statements

F-1

Pro Forma Information

F-14

PART III

Item 1.

Index to Exhibits

F-16

Item 2.

Description of Exhibits

F-16

FORWARD-LOOKING STATEMENTS

Georgia Exploration, Inc. (“Georgia” or the “Company”) cautions readers that certain important factors (including without limitation those set forth below) may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended, made herein.  The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions.  You should not rely on forward-looking statements in this document.  Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Without limiting the generality of the foregoing, words such as “may,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements.  These statements are based on the Company’s beliefs as well as assumptions the Company has made using information currently available to it.  Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section.

In particular, this document may contain forward-looking statements pertaining to the following:

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oil and natural gas production levels;

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capital expenditure programs;

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the estimated quantity of oil and natural gas reserves;

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projections of market prices and costs;

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supply and demand for oil and natural gas;

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expectations regarding the ability to raise capital and to continually add to reserves through acquisitions, exploration and development;

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treatment under governmental regulatory regimes;

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drilling plans; and

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reserve life.

The actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this document:

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volatility in market prices for oil and natural gas;

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liabilities inherent in oil and natural gas operations;

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uncertainties associated with estimating oil and natural gas reserves;

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competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;

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incorrect assessments of the value of acquisitions;

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geological, technical, drilling and processing problems;

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fluctuations in foreign exchange or interest rates and stock market volatility; and

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the other factors discussed under “Risk Factors”.

These factors should not be considered exhaustive.

These forward-looking statements are made as of the date of this document and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

RISK FACTORS

An investment in the Company’s common stock is speculative due to the nature or its operations and stage of development.  Readers should consider carefully the risk factors set out below.  In addition, investors should carefully review and consider all other information contained in this document before making an investment decision.

The Company incorporates by reference the Risk Factors section of Post-Effective Amendment No. 2 to the Company’s Statement on Form SB-2 (the “Form SB-2”) filed with the Securities and Exchange Commission (“SEC”) on September 5, 2006 (File No. 333-133759).  The following risk factors relate specifically to the Company’s new oil and gas exploration and development operations.

The Company’s exploration and development operations are subject to many risks which may affect the Company’s ability to profitably extract oil and gas reserves or achieve targeted returns.  In addition, continued growth requires that the Company acquire and successfully develop additional oil and gas reserves.

Oil and natural gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

The Company’s commercial success depends on its ability to find, acquire, develop and commercially produce oil and natural gas reserves.  Without the continual addition of new reserves, any existing reserves and the production therefrom will decline over time as such existing reserves are exploited.  A future increase in the Company’s reserves will depend not only on the Company’s ability to explore and develop any properties it may have from time to time, but also on its ability to select and acquire suitable producing properties or prospects.  No assurance can be given that the Company will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, the Company may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  There is no assurance that commercial quantities of oil and natural gas will be discovered or acquired by the Company.

The Company has limited operations, no revenues, operating losses and limited access to financing.

The Company is in its development stage and, accordingly, has limited operations and no revenues.  The Company has raised limited financing and has incurred operating losses since its inception in January 2005 with total losses of approximately $585,000 through August 31, 2006.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.   The Company’s ability to achieve and maintain profitability and positive cash flow is dependent on its ability to secure sufficient financing to fund the acquisition, drilling and development of profitable oil and gas properties.  There are no assurances that the Company can acquire financing sufficient for it to establish and sustain commercial production, or if the Company is able to obtain sufficient financing from investors or private lenders, that such commercial terms would be acceptable to the Company or its stockholders.   If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

The Company’s oil and gas operations are subject to operating hazards that may increase the Company’s operating costs to prevent such hazards, or may materially affect the Company’s operating results if any of such hazards were to occur.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, sour gas releases and spills, each of which could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment or in personal injury. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on the Company’s results of operations, liquidity and financial condition.

Because the Company has not generated revenues to date, it will require ongoing funding to sustain operations.  Further there is no guarantee that the Company will generate sufficient revenues from production of its reserves.

To date, the Company has not generated revenues from production of its oil and natural gas reserves.  The Company’s oil and natural gas exploration and development activities will be focused on proved undeveloped, and exploratory oil and natural gas rights which are high-risk ventures with uncertain prospects for success.  In addition, the Company will not have earnings to support its activities should the wells drilled or properties acquired prove not to be commercially viable.  No assurance can be given that commercial quantities of oil and natural gas will be successfully produced as a result of the Company’s exploration and development efforts.

The Company’s exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.  The results of such studies and tests are subjective, and no assurances can be given that exploration and development activities based on positive analysis will produce oil or natural gas in commercial quantities or costs.  As developmental and exploratory activities are performed, further data required for evaluation of the Company’s oil and gas interests will become available.  The exploration and development activities that will be undertaken by the Company are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil and natural gas in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

Sales of any production of oil or natural gas from the Company’s present or future reserves is subject to numerous factors beyond the Company’s control which could make it difficult to market and sell any oil and natural gas at price and cost levels that are acceptable or profitable  to the Company.

The marketability of any oil or gas that may be discovered by the Company will be affected by numerous factors beyond the Company’s control, including market fluctuations, the supply and demand for natural gas, the proximity and capacity of natural gas pipelines, oil transportation, and processing equipment, as well as by government regulations, including regulations relating to the prices, taxes, royalties, land tenure, allowable production, the import and export of natural gas and environmental protection.  These factors cannot be predicted.  Given the exploration stage of the Company’s operations, it has not proceeded to negotiate contracts for the sale or delivery of oil or natural gas which may be found on any of the Company’s properties.  There is no guarantee that any such contracts will be obtained or, if obtained, will be on terms which are economically viable to the Company.

If the Company is unable to successfully compete with the large number of oil and gas producers in its industry, it may not be able to achieve profitable operations.

Oil and gas exploration is intensely competitive in all its phases and involves a high degree of risk. The Company competes with numerous other participants in the search for and the acquisition of oil and natural gas properties and in the marketing of oil and natural gas.  The Company’s competitors include oil and natural gas companies that have substantially greater financial resources, staff and facilities than the Company.  The Company’s ability to increase reserves in the future will depend not only on its ability to explore and develop its present properties, but also on the Company’s ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.  Competition may also be presented by alternate fuel sources.

The Company is subject to various regulatory requirements, including environmental regulations, and may incur substantial costs to comply and remain in compliance with those requirements.

The operations of the Company in the United States are subject to regulation at the federal, state and local levels, including regulation relating to matters such as the exploration for and the development, production, marketing, pricing, transmission and storage of oil and natural gas, as well as environmental and safety matters.  Failure to comply with applicable regulations could result in fines or penalties being owed to third parties or governmental entities, the payment of which could have a material adverse effect on the Company’s financial condition or results of operations.  The Company’s operations are subject to significant laws and regulations, which may adversely affect its ability to conduct business or increase its costs.  Extensive federal, state and local laws and regulations relating to health and environmental quality in the United States affect nearly all of the Company’s operations.  These laws and regulations set various standards regulating various aspects of health and environmental quality, provide for penalties and other liabilities for the violation of these standards, and in some circumstances, establish obligations to remediate current and former facilities and off-site locations.

Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and natural gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require the Company to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely affect the Company’s financial condition, results of operations or prospects.  The Company could incur significant liability for damages, clean-up costs and/or penalties in the event of discharges into the environment, environmental damage caused by the Company or previous owners of its property or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, the Company could face actions brought by private parties or citizens groups.  Any of the foregoing could have a material adverse effect on the Company’s financial results.

Moreover, the Company cannot predict what legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered, enforced or made more stringent. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of the regulatory agencies, could require the Company to make material expenditures for the installation and operation of systems and equipment for remedial measures, all of which could have a material adverse effect on the Company’s financial condition or results of operations.

The Company’s ability to successfully market and sell oil and natural gas is subject to a number of factors that are beyond its control, and that may adversely impact its ability to produce and sell oil and natural gas, or to achieve profitability.

The marketability and price of oil and natural gas that may be acquired or discovered by the Company will be affected by numerous factors beyond its control.  The Company’s ability to market its natural gas may depend upon its ability to acquire space on pipelines that deliver natural gas to commercial markets. The Company may also be affected by deliverability uncertainties related to the proximity of its reserves to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and by many other aspects of the oil and natural gas business.

The Company’s revenues, profitability and future growth and the carrying value of its oil and gas properties are substantially dependent on prevailing prices of oil and gas. The Company’s ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond the control of the Company. These factors include economic conditions, in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and gas would have an adverse effect on the Company’s carrying value of its proved reserves, borrowing capacity, revenues, profitability and cash flows from operations.

Volatile oil and gas prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

The Company cannot guarantee that title to its properties does not contain a defect that may materially affect its interest in those properties.

It is the practice of the Company in acquiring significant oil and gas leases or interest in oil and gas leases to retain lawyers to fully examine the title to the interest under the lease.  In the case of minor acquisitions, the Company relies upon the judgment of oil and gas lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. The Company believes that this practice is widely followed in the oil and gas industry.  Nevertheless, there may be title defects which affect lands comprising a portion of the Company’s properties which may adversely affect the Company.

The Company’s reserve estimates are subject to numerous uncertainties and may be inaccurate.

There are numerous uncertainties inherent in estimating quantities of oil or natural gas reserves and cash flows to be derived therefrom, including many factors beyond the Company’s control. The reserve and associated cash flow information set forth herein represents estimates only. In general, estimates of economically recoverable oil and natural gas reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil and gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers, or by the same engineers at different times, may vary. The Company’s actual production, revenues, taxes and development and operating expenditures with respect to its reserves will vary from estimates thereof and such variations could be material.

Estimates of proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material.

In accordance with applicable securities laws, Sproule Associates Inc. (“Sproule”) has used both constant and forecast price and cost estimates in calculating reserve quantities included herein.  Actual future net revenue will be affected by other factors such as actual production levels, supply and demand for oil and natural gas, curtailments or increases in consumption by oil and natural gas purchasers, changes in governmental regulation or taxation and the impact of inflation on costs.

Actual production and revenues derived therefrom will vary from the estimates contained in the report dated March 1, 2006, prepared by Sproule (the “Sproule Report”), and such variations could be material. The Sproule Report is based in part on the assumed success of activities the Company intends to undertake in future years. The reserves and estimated cash flows to be derived therefrom contained in the Sproule Report will be reduced to the extent that such activities do not achieve the level of success assumed in the Sproule Report.

Although the Company is covered as an additional insured under certain insurance policies of its site operators, the Company presently does not carry its own insurance, and because of the limitations of any future insurance coverage, it may be exposed to significant liability should any claims arise for which the Company is not insured.

The Company’s involvement in the exploration for and development of oil and natural gas properties may result in the Company becoming subject to liability for pollution, blowouts, property damage, personal injury or other hazards. The Company is covered as an additional insured under the insurance policies of its site operators, but does not presently maintain its own insurance covering liabilities arising from its operations.  Although prior to drilling the Company will obtain insurance in accordance with industry standards to address certain of these risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not in all circumstances be insurable or, in certain circumstances, the Company may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of such uninsured liabilities would reduce the funds available to the Company. The occurrence of a significant event that the Company is not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on the Company’s financial position, results of operations or prospects.

Some of the Company’s oil and gas properties are held in the form of licenses and leases.  If the Company defaults on those licenses or leases, it may lose its interest in those properties.

The Company’s properties are held in the form of licenses and leases and working interests in licenses and leases. If the Company or the holder of the license or lease fails to meet the specific requirement of a license or lease, the license or lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each license or lease will be met, although the Company exercises its commercially reasonable efforts to do so. The termination or expiration of the Company’s licenses or leases or the working interests relating to a license or lease may have a material adverse effect on the Company’s results of operations and business.

The loss or unavailability of the Company’s key personnel for an extended period of time could adversely affect the Company’s business operations and prospects.

The Company’s success depends in large measure on certain key personnel, including the Company’s President, Chief Executive Officer and Chief Financial Officer. The loss of the services of such key personnel could have a material adverse effect on the Company.  The Company does not have key person insurance in effect for management. In addition, the competition for qualified personnel in the oil and natural gas industry is intense and there can be no assurance that the Company will be able to continue to attract and retain all personnel necessary for the development and operation of its business.

The Company depends on the services of third parties for material aspects of its operations, including drilling operators, and accordingly if it cannot obtain certain third party services it may not be able to operate.

The Company may rely on third parties to operate some of the assets in which it possesses an interest.  Assuming the presence of commercial quantities of oil and natural gas on its properties, the success of the oil and natural gas operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfils its obligations.  As a result, the Company’s ability to exercise influence over the operation of these assets or their associated costs may be limited, adversely affecting the Company’s financial performance.  The Company’s performance will therefore depend upon a number of factors that may be outside of the Company’s full control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner could adverse affect the operations of the Company.

Implementation and Compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with the Company’s annual report on Form 10-K for the fiscal year ending August 31, 2008, the Company will be required to furnish a report by management on the Company’s internal control over financial reporting.  This report will contain, among other matters, an assessment of the effectiveness of the Company’s internal control over financial reporting, including a statement as to whether or not the Company’s internal control over financial reporting is effective.  This assessment must include disclosure of any material weaknesses in the Company’s internal control over financial reporting identified by the Company’s management.  Beginning for the fiscal year ending August 31, 2009, this report must also contain a statement that the Company’s auditors have issued an attestation report on management’s assessment of internal control.

The Company cannot be certain that it will be able to complete its assessment, testing and any required remediation in a timely fashion.  These reporting and assessment obligations will place significant demands on our management, administrative, operational, internal audit and accounting resources. We anticipate that we will need to upgrade our reporting systems and procedures, implement additional financial and management controls, and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired.  In addition, during the evaluation and testing process, if the Company identifies one or more material weaknesses in its internal control over financial reporting, the Company will be unable to assert that its system of internal control is effective.  If the Company is unable to assert that its internal control over financial reporting is effective (or if the Company’s auditors are unable to attest that management’s report is fairly stated or they are unable to express an opinion on the effectiveness of the Company’s internal control), the Company could lose investor confidence in the accuracy and completeness of the Company’s financial reports, which could have a material adverse effect on the Company’s stock price.

Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price. In addition, expenses related to services rendered by our accountants, legal counsel and consultants will increase in order to ensure compliance with these laws and regulations. Failure to comply with Section 404 may make it more difficult for the Company to obtain certain types of insurance, including director and officer liability insurance.  The Company may be forced to accept reduced policy limits and coverage and/or to incur substantially higher costs to obtain the same or similar coverage.  The impact of these events could also make it more difficult for the Company to attract and retain qualified persons to serve on its board of directors, on committees of its board of directors, or as executive officers.

The directors of the Company collectively hold 71.4% of the Company’s common stock and have the ability to control management and the affairs of the Company and to deter changes in control.

As a result of the merger with Wharton Resources Corp., the Company issued 30,000,000 shares of common stock to three stockholders, representing 71.4% of the Company’s current issued and outstanding voting shares.  As a result, such persons, acting together, have the ability to control most matters submitted to the Company’s stockholders for approval, including the election and removal of directors, and to control the management and affairs of the Company.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which limits the ability of the Company’s stockholders to participate in opportunities that may increase the value of their stock.

PART I

Item 1.

 Description of Business

The Company hereby incorporates by reference the Business Development subsection in the Description of Business section of the Form SB-2 with respect to the Company’s mineral exploration activities and business history.  The following discussion relates to the Company’s new oil and gas operations resulting from its merger with Wharton Resources Corp. (“Wharton”), which was completed on January 3, 2007.

Corporate History and Intercorporate Relationships

The Company was incorporated under the laws of the State of Nevada on February 21, 2006.  The Company is a junior resource exploration company that holds an interest in 14 mineral claims in British Columbia, known as the Chub Claims.  To date, the Company has completed an initial exploration program on its claims and is evaluating a further work program.  At this time, the Company has no employees and no material business operations.  Wharton Resources Corp. ("Wharton") is an exploration and development company incorporated in Delaware on January 20, 2005.

On December 28, 2006, Georgia, Wharton, GEX Acquisition Corp., a subsidiary of Georgia incorporated in the State of Delaware on November 20, 2006, and the stockholders of Wharton executed an Agreement and Plan of Merger dated November 21, 2006 (the “Agreement”).  The merger transaction became effective January 3, 2007.  Pursuant and subject to the terms of the Agreement, Wharton has merged with and into GEX Acquisition Corp., with the resulting merged company being a wholly-owned subsidiary of Georgia.  The surviving entity, GEX Acquisition Corp., has changed its name to Wharton Resources Corp. and will be referred to herein as “New Wharton”.  With the merger of Wharton, the Company’s core activities will principally become the exploration and development of domestic petroleum and natural gas reserves in the United States.  The Company expects to continue to identify, acquire and develop resource opportunities.

In connection with the merger, Georgia issued to the stockholders of Wharton an aggregate of 30,000,000 shares of common stock, and assumed the obligation to issue securities on exercise and conversion of Wharton’s outstanding warrants and convertible securities, respectively, subject to adjustments in the number of shares of common stock issuable on exercise or conversion.  Georgia has also canceled 15,645,000 shares of common stock held by Shaheen Jivraj Sangara, a founder of Georgia, in connection with the Merger.  As of January 3, 2007, there were 42,000,000 shares of common stock of Georgia issued and outstanding.

Wharton formed a wholly-owned subsidiary, Wharton Resources LLC, a Delaware limited liability company (“Wharton LLC”) on January 20, 2005, and Wharton and Wharton LLC formed a Texas limited partnership, Wharton Resources LP on July 20, 2005, of which Wharton holds 99% of the issued limited partnership units as the sole limited partner and Wharton LLC holds one (1%) percent of the limited partnership units and serves as the sole general partner of Wharton Resources LP.

For U.S. federal income tax purposes, the merger was effected as a qualified reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.  For accounting purposes, this merger was treated as a reverse merger with Wharton being the accounting acquirer and the go-forward financial statements reflect Wharton’s history from its inception on January 20, 2005.

General Overview

Through its merger with Wharton, the Company has undertaken a new strategic and business direction for it to become primarily an oil and gas company.  The Company’s core activities and associated capital investments will be redirected towards the exploration and development of natural gas and oil reserves in the United States.  New Wharton is currently engaged in the exploration and development of natural gas and oil properties principally in the State of Texas, Kansas, Louisiana and Kentucky.  New Wharton holds oil and gas lease acreage in Texas and Kentucky; an agreement to acquire oil and gas interests in the State of Louisiana; and a development agreement to acquire and participate in the acquisition and development of lease acreage and associated behind the pipe shut in production that is currently undergoing flow tests in southeastern Kansas.

The Company holds proved undeveloped natural gas and condensate reserves located in south central Texas associated with its Oakcrest Prospect oil and gas lease interests located in Wharton County, Texas.  The Company does not have proved producing reserves.  The Company is actively pursuing oil and gas prospects and opportunities principally through its relationships with individuals and companies.  Once prospective oil and gas opportunities are identified, the Company evaluates them to determine:

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The degree of risk;

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The commercial potential of a prospect;

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The Company’s available financial capacity to undertake/participate in the opportunity in a timely and meaningful way under the best terms and conditions; and

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The Company’s current portfolio of exploration, exploitation and development prospects consolidated risk profile.

The Company plans to function as the physical and commercial operator of oil and gas prospects for which the Company holds the majority interest, and to participate in other prospects as a non-operator.  When the Company is operator, many of the physical day-to-day operations will be contracted out to reputable oil and gas service firms that physically have staff and associated resources in the area sufficient to effectively and efficiently perform the day-to-day activities required.  In almost all instances, whether the Company is the physical operator or a non-operator, it will function as the commercial operator to market the Company’s working interest share of production to maximize revenues, and to effectively manage its cash positions and associated cash requirements.

U.S. Energy Market and Competition

The Company’s long-term success depends on its ability to identify, acquire and develop oil and gas reserves in quantities and at prices that are physically and commercially competitive.  The U.S. natural gas, oil and associated product markets are highly competitive and experience extreme volatility in commodity prices, much of which are driven by factors outside the Company’s control.  The Company’s experience is that crude oil, condensate and associated product prices are driven primarily by global geopolitics, while natural gas prices in the U.S. are primarily determined by the interaction of consumer and industrial demand and available gas supply.

A large portion of the natural gas, crude oil and associated products production in the U.S. has historically been in the states of Texas, Louisiana, Oklahoma, and in the offshore areas associated with the Gulf of Mexico.  The gas and crude oil production in these areas are interconnected to consuming markets through a vast network of existing developed infrastructure to move production through pipelines or via trucks to markets.

Notwithstanding increased drilling activity in the U.S., domestic natural gas and crude oil production has not materially increased while consumer demand continues to grow.  The maturation of U.S. supply basins has resulted in declining well recoveries and higher production decline rates.  Although generally more costly than conventional supply sources, supply from non-conventional sources of natural gas, such as liquefied natural gas and coalbed methane, is becoming more prevalent and is attracting significant capital investment to explore and develop these potential non-conventional supply opportunities.  The development of non-conventional supply sources will in many instances also require capital investment to develop the infrastructure necessary to effect delivery of production into markets.

The Company competes with independent oil and gas companies for commercial prospect acquisitions/participation; equipment, drilling rigs and labor required to evaluate and develop prospects; capital resources to fund capital investments; and in the sale of production into the oil and natural gas markets in the U.S.  The volatile nature of the U.S. energy markets makes it difficult to estimate future prices of oil and natural gas, and competition for drilling rigs makes it very difficult to forecast the development costs of the Company’s prospects and the timeframe under which they can be developed.  Many of the Company’s competitors have substantially greater financial resources than the Company has, which may allow them to define, evaluate, acquire and develop a greater number of prospects than the Company can.

Regulation

In the United States, domestic development, production and sale of oil and gas are extensively regulated at both the federal and state levels.  These regulations include requiring permits for drilling wells; maintaining prevention plans; submitting notification and receiving permits in relation to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply.  Inasmuch as new legislation affecting the oil and gas industry is commonplace, and existing laws and regulations are frequently amended or reinterpreted, the Company is unable to predict the future cost or impact of complying with these laws and regulations.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. Texas and other states in which the Company intends to conduct operations also have statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

The Company’s operations are also subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management.  Permits, registrations or other authorizations are required for the operation of certain of the Company’s facilities and for the Company’s oil and gas exploration and future production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal.  Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both.  Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

The Company’s operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas the Company can produce from its wells and to limit the number of wells or the locations at which the Company can drill.

The Company’s operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect the Company’s future tax liability.

Environmental Matters

The Company’s exploration, development, and future production of oil and gas are subject to various federal, state and local environmental laws and regulations discussed below. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells.  The Company considers the cost of environmental protection a necessary and manageable part of its business. The Company has been able to plan for and comply with new environmental initiatives without materially altering its operating strategies.

The Company’s activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (“OPA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), and the Safe Drinking Water Act (“SDWA”), as well as state regulations promulgated under comparable state statutes. The Company is also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in its oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in the Company being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set out in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in the Company being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, the Company’s operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. The Company generates hazardous and non-hazardous solid waste in connection with its routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on the Company’s operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

Business Strengths and Success Factors

The business strengths added to Georgia through the merger with Wharton center on the following:

•

Drill-Ready Project. Wharton identified the Oakcrest Prospect as drill-ready and, through its proximity to production and facilities, having the potential of developing commercial levels of oil production for sale into the natural gas market.

•

Exploration Projects. Wharton’s management believed that the Baxter Bledsoe and Bell Prospects in Kentucky have the potential of developing commercial levels of natural gas production.  The Company will continue to identify, pursue and acquire other opportunities in the oil and natural gas area.

•

Management. Wharton’s management that has joined New Wharton has a broad range of expertise in, and understanding of, the natural gas industry, with over 80 years of combined industry experience.  Wharton’s management experience ranges from the drilling and development stage to the sale of the natural gas into the market. Wharton’s management also has experience in company start-ups and project evaluation and development combined with specific knowledge of the industry, geology and markets associated with the Texas gulf coast.

•

Company Strategy.  The Company’s strategy is to drill and develop the Oakcrest Prospect, which if successful, will provide the opportunity for developing a natural gas reserve base that will increase stockholder value. Long term, New Wharton will employ an acquisition strategy based primarily on purchases of undeveloped leases associated with lease acreage that has existing production in the area and a high potential for being productive, based on the existing production in the area.

•

Four Existing Wells.  Subject to completing the acquisition of the St. Martin Parish field in Louisiana for $2.2 million, the Company intends to rework three producing wells and one plugged well in order to increase production.  This project was the subject of a report prepared by Sproule in accordance with Canadian National Instrument 51-101.

•

Eight Wells Drilled and Shut In.  Upon completion of its current financing, the Company intends to flow test eight existing drilled gas wells, which is expected to cost $300,000.  The flow testing will determine whether the wells are ready to be tied in and justify the building of a gas line.  Please see discussion under "Current Business - Mound Branch Prospect" in this document.

The Company’s Current Business

Oakcrest Prospect, Wharton County, Texas

The Oakcrest Prospect, located in north central Wharton County, Texas is adjacent to and lies immediately to the north-northeast of the Southwest Bonus Field.  The Southwest Bonus is comprised of approximately 44 Wilcox formation producing wells, and since initial production has produced over 96 billion cubic feet of natural gas and 2.8 million barrels of oil equivalent.  The main target of hydrocarbon production is the Wilcox formation, with the Frio formation slated as secondary.

Through the Wharton merger, the Company holds a 95.75% working interest and a 73.0% net revenue interest (“NRI”) in certain leases totaling approximately 866 acres in Wharton County. The lease interests were acquired from CodeAmerica Investments LLC (“CodeAmerica”), a company controlled by Wharton’s Chairman and Chief Executive Officer, in exchange for 200 shares of Wharton common stock.  Consistent with SEC requirements and for financial statement purposes, the acquisition of the oil and gas lease interests was treated as a transaction between entities under common control and the stock issued in exchange for the lease interests were recorded at CodeAmerica’s cost basis of approximately $461,000.

The Oakcrest Prospect lease acreage in Texas was subject to technical evaluation undertaken by Sproule, on behalf of Wharton.  The technical evaluations were of the existing and potential reserves associated with the lease interests, and were described in the technical report dated as of March 1, 2006.  In accordance with SEC disclosure requirements, the economic runs were prepared with constant prices throughout the life of production.  Constant prices used were $63.54 per barrel and $7.285 per Mmbtu for oil equivalent and for natural gas, respectively.

The Oakcrest Prospect technical reports were prepared in accordance with Canadian National Instrument 51-101 in advance of a proposed initial public offering (“Initial IPO”) in Canada.  The Canadian Initial IPO initiative to secure financing has now been re-directed by the Company toward the acquisition of financing through the previously-disclosed private placement of up to $5.0 million (the “Private Placement”) that is scheduled to close by February 1, 2007.  Canadian disclosure guidelines under the Instrument 51-101 differ in some respects from those of the United States under SEC disclosure requirements.  For example, the U.S. disclosure guidelines require oil and gas companies to disclose proved reserves (as defined in SEC rules) prepared with constant prices over the life of the production, whereas Canadian practice includes reporting of probable reserves and proved plus probable reserves, and permits the disclosure of reserves prepared with forward pricing curves in addition to constant price economics.  Under the Canadian definitions, proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable and probable reserves are those reserves that are less certain to be recovered than proved reserves.

With the consent of Sproule, the Company extracted reserve and cash flow information from the technical report as necessary to comply with the SEC’s disclosure requirements.  A summary of the results of Sproule’s technical evaluation of the reserves categorized as proved reserves together with the net present value of the reserves on a before tax and after tax basis discounted at a ten percent (10%) rate for the Oakcrest Prospect are as follows:

Summary of Oil and Gas Reserves

(Dated as of March 1, 2006)

(Prepared with Constant Prices)

	Condensate		Natural Gas
	Gross (MBBL)	Net (MBBL)	Gross (MMCF)	Net (MMCF)
Total Proved (“1P”)	133.8	97.7	5,353	3,634

Net Present Value of Reserves

Before (“BFIT”) and After (“AFIT”) Income Taxes

(Discounted at 10%)

	BFIT ($ Million)	AFIT ($ Million)
Total Proved	$ 14.430	$ 11.420

The capital investment to drill and complete a well in the Oakcrest Prospect is approximately $3.3 million per well with a total depth of approximately 11,500 feet to reach the target formation.  The Company’s current plan of operation for the Oakrest Prospect provides for: the acquisition of drilling permits and the scheduling of drilling rig by March 1, 2007; construction of drilling locations; and the commencement of drilling of the two initial wells in June 2007; provided that, the Company is able to obtain financing in addition to the Private Placement.

St. Martin Parish, Louisiana

St. Martin Parish is located in the south central portion of the State of Louisiana. The field was discovered in the 1920’s and contains three producing wells and one plugged well, known as the Smedes’ Nos. 1 & 2 and Bienvenu Nos. 1 & 2 wells.  The Company, through its merger with Wharton, has a purchase and sale agreement dated March 3, 2006 for the acquisition of four existing well bores and associated oil and gas lease acreage that provides for a purchase of lease acreage covering approximately 414 acres and associated down hole and surface equipment for an aggregate purchase price of $2,260,000.  The purchase and sale agreement provides for a closing date of the acquisition of February 1, 2007, provided that if the seller of the property receives a third party offer to purchase the interest in the leases before the Company completes the purchase, the Company will have a right of first refusal to match the offer.  In such case, if the Company is unable or unwilling to match the third party offer, then the purchase and sale agreement will terminate and the Company will not acquire the property.

Upon the Company’s securing financing through the Private Placement scheduled to close on February 1, 2007, and its successful consummation of the acquisition under the purchase and sale agreement, the Company would hold an approximate average working interest and revenue interest of 99.0% and 82.0%, respectively. Capital costs vary, dependent on the depth of completion/re-completion.  The purchase price for the working interest is $2.2 million.  New drills are expected to cost approximately $860,000.  Re-completions are projected to require a capital investment of approximately $400,000.

The St. Martinville Field was subject to technical evaluations undertaken by Sproule, on behalf of Wharton.  The technical evaluation was of the existing and potential reserves associated with the lease interests, and were described in the technical report dated as of March 1, 2006.  In accordance with SEC disclosure requirements, the economic runs were prepared with constant prices throughout the life of production.  Constant prices used were $63.54 per barrel and $7.285 per Mmbtu for oil equivalent and for natural gas, respectively.

The St. Martinville Field technical report was prepared in accordance with Canadian National Instrument 51-101 for the reasons described earlier.  Canadian disclosure guidelines under the Instrument 51-101 differ in some respects from those of the United States under SEC disclosure requirements. For example, the U.S. disclosure guidelines require oil and gas companies to disclose proved reserves (as defined in SEC rules) prepared with constant prices over the life of the production. Canadian practice includes reporting of probable reserves and proved plus probable reserves, and permits the disclosure of reserves prepared with forward pricing curves in addition to constant price economics.   Under the Canadian definitions, proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable and probable reserves are those reserves that are less certain to be recovered than proved reserves.

With the consent of Sproule, the Company extracted reserve and cash flow information from the reports as necessary to comply with SEC’s disclosure requirements.  A summary of the results of Sproule’s technical evaluation of the reserves categorized as proved reserves together with the net present value of the reserves discounted at a ten percent (10%) rate for the St. Martin Prospect are as follows:

Summary of Oil and Gas Reserves

(Dated as of March 1, 2006)

(Prepared with Constant Prices)

	Oil		Natural Gas
	Gross (MBBL)	Net (MBBL)	Gross (MMCF)	Net (MMCF)
Proved Reserves
Proved Developed	36.5	18.8	197	106
Proved Undeveloped	409.6	332.6	471	356
Total Proved (“1P”)	446.1	351.4	668	462

Net Present Value of Reserves

Before (“BFIT”) and After (“AFIT”) Income Taxes

(Discounted at 10%)

	BFIT ($ Million)	AFIT ($ Million)
Total Proved	$ 10.987	$ 8.578

Upon the acquisition of financing and the consummation of the acquisition under the purchase and sale agreement, the Company’s current plan of operation would provide for it to accomplish the required workovers and prepare the drilling location and drill the initial Smedes No. 3 well.

Mound Branch Prospect, Elk County, Kansas

On September 1, 2006, Wharton entered into the Mound Branch Prospect Development Agreement (“Development Agreement”) with Orbit Energy, LLC (“Orbit”) associated with a reserve and infrastructure development program of existing and after acquired oil and gas lease acreage and eight existing wells that are shut-in pending the construction of and interconnection with a gathering system, which will be able to deliver natural gas production into a downstream interstate pipeline that serves the Wichita and Kansas City natural gas markets (“Area of Mutual Interest” or “AMI”).  Milton Cox, Chairman and Chief Executive Officer of Wharton and Bassam Nastat, a Director and President of Wharton, through their affiliates each hold 50% interests in Orbit.

Orbit holds approximately 8,800 acres in the AMI.  The Development Agreement provides for New Wharton to pay $100,000 to Orbit for additional testing and evaluations of the AMI, which Orbit must complete within 90 days.  Under the Development Agreement, Wharton has exclusive rights to the AMI for 150 days, and Orbit may not initiate, solicit or consider any other offers associated with the AMI or its associated tangible and intangible assets.  New Wharton and Orbit have agreed to use their best efforts to develop a definitive purchase and sale agreement for the AMI.  The $100,000 is to be applied to the definitive purchase and sale price.

The Development Agreement also provides that if New Wharton and Orbit cannot mutually agree on a fair value for the purchase and sale transaction, that they agree to engage an independent third party to make a fair market value appraisal of the assets subject to the purchase and sale, and that both parties will agree to use the third party appraisal for a transaction.  Pursuant to the First Amendment to the Development Agreement executed November 13, 2006 and effective September 1, 2006, New Wharton assumed responsibility for any lease renewal, minimum royalty, and other associated costs of drilling and testing the wells, or other similar payment obligation(s) associated with or arising from any lease acreage covered by the AMI.  Any amounts paid by Wharton in connection with the First Amendment are to be applied against a purchase and sale price to be negotiated under a definitive purchase agreement.

The Company’s current plan of operation for the Mound Branch Prospect is to continue to proceed with flow tests of the existing eight drilled wells at an approximate cost of $300,000; continue to acquire lease acreage in the AMI for lease development and use in building the required gathering system infrastructure to be able to effect delivery of production into a downstream interstate natural gas pipeline; complete and consummate a definitive purchase and sale agreement between the Company and Orbit; and to commence a 150-well three year drilling program with the initial 50 wells drilled in the year 2007.

Baxter Bledsoe Prospect, Clay County, Kentucky

On February 1, 2006, Wharton entered into an agreement to acquire the Baxter Bledsoe Prospect oil and gas lease acreage totalling approximately 2,200 gross acres (1,584 net acres) in Clay County, Kentucky from CodeAmerica.  The purchase has been consummated with the Company’s remittance of $330,000 to CodeAmerica for its oil and gas lease interests in the Baxter Bledsoe Prospect, and CodeAmerica has assigned the Baxter Bledsoe lease to the Company.

The Company’s current plan of operation for the Baxter Bledsoe Prospect is to drill an initial well in the third quarter of the year 2007 to the Black River Group formation; provided that the Company is able to obtain financing in addition to the Private Placement.

Bell Prospect, Bell County, Kentucky

On October 1, 2006, Wharton entered into an agreement with CodeAmerica to acquire its oil and gas lease interests with acreage totaling approximately 3,400 gross acres (2,448 net acres) in Bell County, Kentucky, for a purchase price of $255,000 plus reimbursement of $59,475 for land and legal services incurred by CodeAmerica in connection with the lease acreage.  On October 28, 2006, Wharton made a payment to CodeAmerica totaling $144,475 to pay one-third of the purchase price to reimburse CodeAmerica for the referenced services.  On the same date, CodeAmerica executed and delivered to Wharton an assignment of the 3,400 lease acres under the oil and gas leases held by CodeAmerica in Bell County, Kentucky.

The Company’s current plan of operation for the Bell Prospect is to continue its title verification and confirmation process for the acquired acreage; provided that the Company is able to obtain financing in addition to the Private Placement.

Item 2.  Plan of Operation

The Information contained under “The Company’s Current Business” in Item 1. Description of Business of this document is incorporated by reference in this Item 2. Plan of Operation.

In January 2007, the Company’s business plan was modified to concentrate on the acquisition, exploration, development and production of oil and gas projects.  As of the date of this report, the Company holds a 95.75% working interest and a 73.0% NRI in 866 acres in Wharton County, Texas.  In addition, it has acquired certain exploration projects in Kentucky, has the right to acquire a 100% interest eight existing wells on 8,800 acres in Kansas and has entered into an agreement to purchase a working interest in three producing and one non-producing well in Louisiana, together with associated developed and undeveloped lease acreage.

Georgia is a development stage company that has not generated revenues from its current operations in the oil and gas industry.  In the immediate future, Georgia’s primary focus is on closing the purchase of the lease acreage covering 414 acres located in St. Martin Parish in the State of Louisiana.   The purchase, which is subject to completion of the Company’s previously-disclosed private placement of up to $5 million (the “Private Placement”), is scheduled to close on February 1, 2007.  The Company will pay $2.2 million for the acquisition, and if the financing is completed will rework the Smedes’ Nos. 1 and 2 and Bienevenu Nos. 1 & 2 wells, which is estimated to cost $400,000.

Subject to available financing, the Company intends to flow test eight existing wells in Kansas in which it has an interest pursuant to the Development Agreement.   The Company estimates that flow testing these wells will cost approximately $300,000.

The balance of the Company’s activities on the Texas and Kentucky properties will be subject to the Company obtaining additional financing in addition to the Private Placement.

Since inception, Georgia has funded its operation primarily from private placements of common stock.  The Company expects that, subject to completing a sufficient portion of the Private Placement, it will be able to complete meet its ongoing capital needs for the next 12 months.  There can be no assurance that the Company will be able to complete all or any portion of the Private Placement or that alternative arrangements can be made to satisfy the Company’s capital requirements.  If the Company is unable to obtain financing, it may be unable to carry out its business plan.

Item 3.  Description of Property.

The Company leases 2,650 square fee of office space located at 4801 Woodway located in Houston, Texas at a monthly lease rate of $3,835.  The term of the lease is 39 months, which commenced September 1, 2005.  The Company also pays approximately $1,100 per month for shared office space located at 925 West Georgia Street in Vancouver, British Columbia, and approximately $150 per month for leased office space at 190 Robert Speck Parkway, Suite 124, Mississauga, Ontario, Canada.

The Information concerning the Company’s oil and gas interests under Item 1. Description of Business is incorporated by reference in this Item 3. Description of Property.  There were no estimates of total, proved net oil or gas reserves filed with or included in reports to any other authority or agency since January 1, 2006.

Productive Wells and Acreage

The Company presently does not have any productive wells or acreage.

Undeveloped Acreage

The following table sets forth undeveloped leased acreage[1] as of January 3, 2007:

Property	Undeveloped Acreage
	Gross	Net
Oakcrest (Wharton County, Texas)	866	632
Bell (Bell County, Kentucky)	3,400	2,448
St. Martin Parish (Louisiana) [2]	414	339
Baxter Bledsoe (Clay County, Kentucky)	2,200	1,584
Mound Branch Prospect (Elk County, Kansas) [2]	8,800	6,864

1 “Undeveloped Acreage” includes leasehold or ownership interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold or ownership interest is classified as containing proved undeveloped reserves.

2 Pending.

Drilling Activity

There has been no exploratory or development drilling activity on existing oil and gas leased acreage.

Present Activities

A discussion of present activities on the Company’s property interests is included under “Description of Business” heading above.

Delivery Commitments

The Company has no significant delivery commitments.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth the current common stock ownership of (i) each person known by the Company to be the beneficial owner of five percent or more of the Company’s common stock based upon 42,000,000 shares of common stock outstanding as of January 3, 2007, (ii) each director of the Company individually, (iii) each “named executive officer,” as such term is defined in Item 404(a) of Regulation S-B, individually, and (iv) all officers and directors of the Company as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.  No derivative securities have been issued.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	CodeAmerica Investments LLC (1) 6300 Germantown Road Suite 100 Olive Branch, MS 38654	15,000,000	35.71%
Common Stock	Harbour Encap LLC (2) 514 W. Jefferson Street Culver, IN 46511	7,500,000	17.86%

Common Stock	W. Milton Cox (1) Olive Branch, Mississippi	15,000,000	35.71%
Common Stock	Bassam Nastat Mississauga, Ontario	7,500,000	17.86%
Common Stock	Donald L. Sytsma (2) Houston, Texas	7,500,000	17.86%
All Company directors and officers as a group (3 persons)		30,000,000	71.43%

________________

(1)

W. Milton Cox is the managing member of CodeAmerica Investments LLC, the holder of record of these shares, and Mr. Cox is the beneficial owner of these shares.

(2)

Donald L. Sytsma is the managing member of Harbour Encap LLC, the holder of record of these shares, and Mr. Sytsma is the beneficial owner of these shares.

There are no arrangements that may result in a change of control of the Company.

Item 5.

Directors and Executive Officers, Promoters and Control Persons.

Georgia’s directors and executive officers are listed in the following table:

Name	Age	Position Held
W. Milton Cox	59	Director and Chairman since January 8, 2007 Chief Executive Officer since December 28, 2006
Bassam “Sam” Nastat	38	Director since January 8, 2007 President since December 28, 2006
Donald L. Sytsma	49	Director since January 8, 2007 Chief Financial Officer, Treasurer, Secretary since December 28, 2006

There are potential conflicts of interest to which the directors and officers of the Company will be subject in connection with the operations of the Company. In particular, certain of the directors and officers of the Company are involved in managerial and/or director positions with other independent oil and gas companies whose operations may, from time to time, be in direct competition with those of the Company or with entities which may, from time to time, provide financing to, or make equity investments in, competitors of the Company.

W. Milton Cox, Director and Chief Executive Officer

From January 2005 to January 2007, Mr. Cox was a director, Chairman and Chief Executive Officer of Wharton.  Since 1982, Mr. Cox has been the President and Chief Executive Officer of CodeAmerica, which has interests in mining and oil & gas production worldwide. Mr. Cox has 25 years of executive experience in resource investment management as well as international business experience in oil and gas and mining.  Mr. Cox also has management experience in corporate restructuring and finance.  From October 2003 through February 2006, Mr. Cox served as Chairman of Altus Explorations, Inc., a publicly traded oil and gas company (“Altus”), and was its President and Chief Executive Officer from October 2003 through to June 2005.  From April 2002 through September 2004, Mr. Cox served as Chairman and Chief Executive Officer of Soho Resources Corp., a TSX Venture Exchange listed company (“Soho”).  From 1992 until he sold his interest in 1998, Mr. Cox was President and Chief Executive Officer of Diamond Oil & Gas Inc. During that time, he was responsible for several reserve development and exploitation programs including a nine-well re-completion program in Canada and Louisiana and successful re-entry programs of 14 Austin Chalk horizontal wells and two Sub-Clarksville wells located in Burleson and Leon

County, Texas. This resulted in the development of a 4,000-acre, 32-well Sub-Clarksville prospect in Madison and Leon County, Texas.

Donald L. Sytsma,  Director, Chief Financial Officer, Treasurer and Secretary

From January 2005 to January 2007, Mr. Sytsma was a director, Treasurer and Chief Financial Officer of Wharton.  Since April 2003, Mr. Sytsma has been an officer and a director of DLS Energy Associates, LLC, an independent consulting company.  From November 2003 to June 2005, Mr. Sytsma was Chief Financial Officer of Altus, and from November 2003 through February 2006, Mr. Sytsma was a director of Altus.  From May 2001 to April 2003, Mr. Sytsma was Vice-President of R.J. Rudden Associates and was President of H&H Energy Consultants from April 1999 to May 2001.  Mr. Sytsma has 25 years’ experience in the energy industry, including gas marketing, transmission, distribution, storage, power generation and exploration, and production.  Mr. Sytsma received his bachelor’s of science in accounting from Indiana University in May 1979 with highest distinction.  Mr. Sytsma is a former Executive Committee Member of the North America Energy Standards Board and Co-Chaired multiple industry subcommittees, developing standards for the U.S. energy markets.

Bassam “Sam” Nastat, Director and President

From January 2005 to January 2007, Mr. Nastat was a director and President of Wharton.  Since May 1994, Mr. Nastat has been the Vice President of Project Development and Finance for CodeAmerica, developing financing strategies to take advantage of exploration opportunities in the U.S.  From November 2003 through February 2006, Mr. Nastat was a director of Altus and served as President of Altus from June 2005 through February 2006.  From April 2002 through to September 2004, Mr. Nastat was a director of Soho, and served as its President from April 2002 through January 2004.  Prior to joining CodeAmerica, Mr. Nastat was a consultant for Merrill Lynch (Toronto), working with high net worth clients developing investment strategies.  Prior to its merger with Merrill Lynch, Mr. Nastat worked in International Settlements for Midland Walwyn. Mr. Nastat has 12 years of experience in oil field project development. Mr. Nastat has negotiated oil exportation programs, handled all aspects of crude oil sales and developed strategic financial planning for oil and gas developments.

There are no family relationships among the Company’s directors and executive officers.  No director, executive officer or promoter has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years. No director, executive officer or promoter has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years. No director, executive officer or promoter has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years. No director, executive officer or promoter has been found by a court to have violated a federal or state securities or commodities law during the past five years.

None of the Company’s directors or executive officers or their respective immediate family members or affiliates are indebted to the Company.

Item 6:  Executive Compensation.

From February 21, 2006 to January 3, 2007, the Company paid a total of $20,527 in consulting fees.  Of the total, Bijay Singh, a former director of the Company, received $10,000.  Sokhie Puar, a former director and former President, Corporate Secretary and Treasurer of the Company, received $10,527.

No other compensation has been paid to any executive officers or directors.

Item 7.  Certain Relationships and Related Transactions and Director Independence.

In connection with its ongoing oil and gas activities, Wharton has had the following transactions with the executive officers and incoming directors of the Company:

Oakcrest Prospect, Wharton County, Texas – On October 16, 2006, Wharton acquired from CodeAmerica Investments LLC (“CodeAmerica”), a company controlled by W. Milton Cox, its oil and gas lease interests held in Wharton County, Texas in exchange for 200 shares of Wharton common stock.  W. Milton Cox was previously Wharton’s Chairman and Chief Executive Officer and a director of Wharton and is now the Chairman, Chief Executive Officer and a director of the Company.

Mound Branch Prospect, Elk County, Kansas - On September 1, 2006, Wharton entered into the Mound Branch Prospect Development Agreement with Orbit Energy, LLC associated with a reserve and infrastructure development program of existing and after-acquired oil and gas lease acreage and eight existing wells that are shut-in pending the construction of and interconnection with a gathering system, which will be able to deliver natural gas production into a downstream interstate pipeline that serves the Wichita and Kansas City natural gas markets (the “Area of Mutual Interest”, or “AMI”).  W. Milton Cox and Bassam Nastat, previously Wharton’s President and a director of Wharton and now the President and a director of the Company, through their affiliates each hold 50% interests in Orbit.  For futher Information on the Mound Branch Prospect see description under “The Company’s Current Business” in Item 1. Description of Business of this document which is incorporated by reference in this Item 7.

Baxter Bledsoe Prospect, Clay County, Kentucky ― On February 1, 2006, Wharton entered into an agreement to acquire the Baxter Bledsoe Prospect oil and gas lease acreage totalling approximately 2,200 acres in Clay County, Kentucky from CodeAmerica.  On December 21, 2006  the Company remitted payment to CodeAmerica for the outstanding remaining balance due under the Wharton purchase and sale agreement of $315,000, and CodeAmerica has assigned its lease interest to the Company.

Bell Prospect, Bell County, Kentucky ― Effective October 1, 2006, Wharton entered into an agreement with CodeAmerica to acquire its oil and gas lease interests with acreage totaling approximately 3,400 in Bell County, Kentucky, for a purchase price of $255,000 plus reimbursement for $59,475 for land and legal services incurred by CodeAmerica in connection with the lease acreage.  On October 28, 2006, Wharton made a payment to CodeAmerica totaling $144,475 to pay one-third of the purchase price plus to reimburse CodeAmerica for the referenced services.  On the same date, CodeAmerica executed and delivered to Wharton an assignment of the 3,400 lease acres under the oil and gas leases held by CodeAmerica in Bell County, Kentucky.

Item 8.  Description of Securities.

The Company hereby incorporates by reference the Description of Securities section of the Form SB-2.

PART II

Item 1.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The following table sets forth the range of high and low bid quotations for the period indicated for the Company’s common stock as reported by the OTCBB following the Company’s eligibility on July 10, 2006 for quotation on the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2006
Quarter Ended	High $	Low $
December 31, 2006	$1.30	$0.93

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for the Company’s common stock.  Therefore, stockholders may have difficulty selling the Company’s securities.

Holders of the Company’s Common Stock

As of January 3, 2007, the Company had approximately 10 holders of record of its common stock and an undetermined number of beneficial stockholders holding shares through intermediaries.

Item 2.  Legal Proceedings.

The Company is not a party to any litigation and, to its knowledge, no action, suit or proceeding has been threatened against the Company. There are no material proceedings to which any director, officer or affiliate of the Company or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Item 3.  Changes in and Disagreements with Accountants.

There have been no disagreements on accounting and financial disclosures nor any change in accountants from the inception of the Company through the date of this document.

Item 4.  Recent Sales of Unregistered Securities.

The information set forth below relates to the Company’s issuance of securities pursuant to exemptions from registration under the Securities Act during the past three years:

Pursuant to the Agreement, Georgia issued 25,000 shares of Georgia common stock for each Wharton share of common stock, or an aggregate of 30,000,000 shares of common stock.  The Georgia stock was issued to the three principal stockholders of Wharton, W. Milton Cox, Donald L. Sytsma and Bassam Nastat.  Upon conversion of Wharton’s outstanding unsecured convertible debentures and outstanding warrants, approximately 195,000 shares of common stock will be issued by Georgia.  Additionally, Georgia is obligated to issued up to 400,000 shares of common stock related to prior notes payable of Wharton.  The shares of common stock issued to the stockholders of Wharton were issued in reliance upon Rule 506 of Regulation D promulgated under the Securities Act as all such persons were “accredited investors,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

Georgia issued 1,303,750 shares of common stock to an officer of the Company on March 2, 2006 in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.  The Company issued 14,341,250 shares of common stock to the same officer on August 14, 2006, also in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.  Both issuances were made prior to the Company’s previously-disclosed 12-for-1 forward stock split, which was effected on August 21, 2006.

Item 5.  Indemnification of Directors and Officers.

The Company incorporates by reference the Indemnification of Directors and Officers section in Part II - Information Not Required in Prospectus section of the Form SB-2.

PART F/S

Consolidated Financial Statements of Wharton Resources Corp.

Index to Financial Statements:

F-1

Report of Independent Registered Public Accounting Firm

F-2

Wharton Resources Corp. Consolidated Balance Sheets as of August 31, 2006 and August 31, 2005

F-3

Wharton Resources Corp. Consolidated Statements of Operations for the Period of Inception (January 20, 2005) through August 31, 2005, the Twelve Month Period Ended August 31, 2006 and from Inception (January 20, 2005) through August 31, 2006

F-4

Wharton Resources Corp. Consolidated Statement of Stockholders’ Deficit for the Period from Inception (January 20, 2005) through August 31, 2005 and the Twelve Months Ended August 31, 2006

F-5

Wharton Resources Corp. Consolidated Statement of Cash Flows for the Twelve Month Period Ended August 31, 2006 and from Inception (January 20, 2005) through August 31, 2006

F-6        Wharton Resources Corp. Notes to Consolidated Financial Statements

F-14

Pro Forma Financial Information

WHARTON RESOURCES CORP.

CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Wharton Resources Corp.

Houston, Texas

We have audited the accompanying consolidated balance sheets of Wharton Resources Corp. (a development stage company) as of August 31, 2006 and August 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from inception (January 20, 2005) through August 31, 2005, the twelve month period ended August 31, 2006, and the period from inception (January 20, 2005) to August 31, 2006.   These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wharton Resources Corp. as of August 31, 2006 and August 31, 2005, and the results of operations and cash flows for the period from inception (January 20, 2005) through August 31, 2005, the twelve month period ended August 31, 2006, and the period from inception (January 20, 2005) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Wharton Resources Corp. will continue as a going concern. As discussed in Note 3 to the financial statements, Wharton Resources Corp. was formed on January 20, 2005 and has not generated any revenues since inception, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, P.C.

Malone & Bailey, P.C.

Houston, Texas

www.malone-bailey.com

November 21, 2006, except for Note 10 which is January 9, 2007

WHARTON RESOURCES CORP.

(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
As of August 31, 2006 and August 31, 2005

ASSETS	August 31, 2006	August 31, 2005

Current assets
Cash	$ 312,581	$ -
Due from parent	-	1,000
Total current assets	312,581	1,000

Office equipment, net	6,022	-
Oil and gas properties, full cost method
Properties not subject to amortization	910,003	119,687

Total assets	$ 1,228,606	$ 120,687

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$ 712,312	$ 197,780
Accounts payable – related parties	3,296	-
Advances from stockholder	242,745	150,651
Due to parent	460,231	-
Accrued interest	4,765	-
Notes payable	312,500	-
Total current liabilities	1,735,849	348,431

Convertible debentures	76,883	-
Total liabilities	1,812,832	348,431

STOCKHOLDERS’ DEFICIT
Common shares, $1.00 par value, 10,000 shares authorized, 1,000 shares issued and outstanding at August 31, 2006 and 2005	1,000	1,000
Deficit accumulated during the development stage	(585,126)	(228,744)
Total stockholders’ deficit	(584,126)	(227,744)

Total liabilities and stockholders’ deficit	$ 1,228,606	$ 120,687

The accompanying notes are an integral part of these consolidated financial statements.

WHARTON RESOURCES CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Period of Inception (January 20, 2005) through August 31, 2005, the

Twelve Month Period Ended August 31, 2006 and

from Inception (January 20, 2005) through August 31, 2006

	Inception through August 31, 2005	Twelve Months Ended August 31, 2006	Inception through August 31, 2006

Revenue	$ -	$ -	$ -

Operating expenses
General and administrative	149	60,958	61,107
Depreciation	-	1,350	1,350
Total operating expenses	149	62,308	62,457
Operating loss	(149)	(62,308)	(62,457)

Other expense
Financing costs	228,595	278,517	507,112
Interest expense	-	4,765	4,765
Currency exchange loss	-	10,792	10,792
Total other expense	228,595	294,074	522,669

Net loss	$ (228,744)	$ (356,382)	$ (585,126)

Net loss per share:
Basic and diluted	$ (228.74)	$ (356.38)	$ (585.13)

	1,000	1,000	1,000

The accompanying notes are an integral part of these consolidated financial statements.

WHARTON RESOURCES CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Period from Inception (January 20, 2005) through

August 31, 2005 and the Twelve Months Ended August 31, 2006

	Common Shares	Amount	Accumulated Deficit	Total
Issuance of founder shares	1,000	$ 1,000	$ -	$ 1,000
Net loss, inception through August 31, 2005		-	(228,744)	(228,744)
Balance, August 31, 2005	1,000	$ 1,000	$ (228,744)	$ (227,744)
Net loss		-	(356,382)	(356,382)
Balance, August 31, 2006	1,000	$ 1,000	$ (585,126)	$ (584,126)

The accompanying notes are an integral part of these consolidated financial statements.

WHARTON RESOURCES CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS

For the Twelve Month Period Ended August 31, 2006 and

from Inception (January 20, 2005) through August 31, 2006

	Inception through August 31, 2005	Twelve Months Ended August 31, 2006	Inception through August 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (228,744)	$ (356,382)	$ (585,126)
Adjustments to reconcile net deficit to cash used by operating activities:
Depreciation	-	1,350	1,350
Currency exchange loss	-	10,792	10,792

Net change in:
Accounts payable	197,780	508,576	706,356
Accounts payable - related parties	-	3,296	3,296
Accrued interest	-	4,765	4,765
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	(30,964)	172,397	141,433

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(7,372)	(7,372)
Investment in oil and gas properties	(119,687)	(329,085)	(448,772)
CASH FLOWS USED IN INVESTING ACTIVITIES	(119,687)	(336,457)	(456,144)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from stockholder	150,651	92,094	242,745
Proceeds from convertible debentures	-	72,047	72,047
Proceeds from notes payable	-	312,500	312,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	150,651	476,641	627,292

NET INCREASE IN CASH		312,581	312,581
Cash, beginning of period	-	-	-
Cash, end of period	$ -	$ 312,581	$ 312,581

Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

Supplemental Non-cash Disclosures:
Issuance of founders shares	$ 1,000	$ -	$ 1,000
Oil and gas properties assigned from parent	$ -	$ 461,230	$ 461,230

The accompanying notes are an integral part of these consolidated financial statements

WHARTON RESOURCES CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Wharton Resources Corp. (“Wharton”), a wholly owned subsidiary of Wharton Resources, Ltd., was incorporated on January 20, 2005, in the State of Delaware. Wharton is engaged in the acquisition, exploration and development of oil and natural gas reserves in the United States.   Wharton currently holds oil and gas lease acreage in Texas and Kentucky, and has not commenced drilling or development activities of such acreage.

Wharton has raised initial financing through the issuance of debentures and notes in private placement transactions, and has undertaken initiatives to secure additional financing that it intends to utilize to acquire existing production and oil and gas lease acreage in the State of Louisiana; lease acreage in Kansas;, additional lease acreage in Kentucky; and to secure required drilling permits and associated preparation of drilling locations for its Oakcrest Prospect in Texas.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Basis of presentation

Wharton’s consolidated balance sheet and related consolidated statements of operations, stockholders’ deficit and cash flows for the periods from inception through August 31, 2006 have been presented in U.S. dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).  Wharton’s financial statements do not reflect the financial activities of its parent, Wharton Resources, Ltd.

The accompanying financial statements are prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principals in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could materially differ from those estimates.

Principles of consolidation

The consolidated balance sheets include the accounts of Wharton and its 100% owned subsidiary Wharton Resources LLC, a Delaware limited liability company. Wharton and Wharton Resources LLC have formed Wharton Resources LP, a Texas limited partnership to conduct the development of its petroleum and natural gas properties.   Wharton Resources LLC owns a 1% general partner interest in Wharton Resources LP and Wharton owns the remaining 99% of Wharton Resources LP.

Cash and cash equivalents

Cash and cash equivalents include cash in banks and certificates of deposit which mature within three months of the date of purchase.

Oil and gas properties

Wharton follows the full cost method of accounting for its oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized.  Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs.  Wharton did not capitalize any administrative costs or interest costs.

Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income.

Depletion and depreciation of gross proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves.  Such calculations include the estimated future costs to developed proved reserves.  Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of undeveloped properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

Ceiling test

In applying the full cost method, Wharton performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the “estimated present value,” of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties.  As of August 31, 2006 and 2005, no impairment of oil and gas properties was required.

Oil and gas properties, not subject to amortization

Wharton holds oil and gas lease acreage in Texas and Kentucky, and has not commenced drilling or development activities of such acreage.  The Texas lease acreage contains reserves classified as proved undeveloped, probable and possible reserves.   Wharton will begin amortization of these costs once the lease acreage is drilled and production commences.

Furniture and office equipment

Furniture and office equipment is stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of three to five years.

Foreign exchange

Balance sheet items are translated into U.S. dollars at exchange rates prevailing at the balance sheet date for monetary items and at exchange rates in effect at the transaction date for non-monetary items.

Operating statement items are translated at average rates prevailing during the period. Gains and losses on translation of current monetary assets and liabilities are included in income.

Future income taxes

Income taxes are accounted for using the asset/liability method of income tax allocation. Future income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases. Future income tax assets and liabilities are measured using income tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in income tax rates is included in earnings in the period that such change in income tax rates is enacted. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

Revenue and cost recognition

Wharton uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which Wharton is entitled based on our interest in the properties. In this case a production imbalance receivable or liability will be recorded.  Costs associated with production are expensed in the period incurred.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment.”  SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as expense in the financial statements as services are performed.  SFAS No. 123(R) shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  Wharton plans to adopt SFAS No. 123(R) as of September 1, 2006.  Wharton expects no impact of adoption on the consolidated financial statements.

Wharton intends to adopt a stock option plan, and options to purchase common stock may be granted to directors, officers, employees and consultants at current market prices.

New Accounting Pronouncements

In  May 2005, the FASB issued SFAS No. 154 (“SFAS  154”), Accounting Changes and Error Corrections.  SFAS 154 requires that, when a company changes its accounting policies, the change must be applied retrospectively to all prior periods presented instead of a cumulative effect adjustment in the period of the change.  SFAS 154 may also apply when the FASB issues new rules requiring changes in accounting.  If the new rule allows cumulative effect treatment, it will take precedence over SFAS 154. This statement is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS 154 is not expected to have an impact on Wharton’s financial position or its results of operations.

In June 2006, the FASB issued FASB Interpretation No.  48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48, which is an interpretation of SFAS No. 109, “Accounting for Income Taxes,” provides guidance on the manner in which tax positions taken or to be taken on tax returns should be reflected in an entity’s financial statements prior to their resolution with taxing authorities. Wharton is required to adopt FIN 48 during the first quarter of fiscal 2008.  Wharton is currently evaluating the requirements of FIN 48 and has not yet determined the impact, if any; this interpretation may have on its financial statements.

NOTE 3 – GOING CONCERN

Wharton is in its development stage and, accordingly, has limited operations and no revenues.  Wharton has raised limited financing and has incurred operating losses since its inception in January 2005.  These factors raise substantial doubt about Wharton’s ability to continue as a going concern.   Wharton’s ability to achieve and maintain profitability and positive cash flow is dependent on its ability to secure sufficient financing to fund the acquisition, drilling and development of profitable oil and gas properties.  Management is seeking  financing that it believes would allow Wharton to establish and sustain commercial production.   There are no assurances that Wharton will be able to obtain additional financing from investors or private lenders and, if available, such financing may not be on commercial terms acceptable to Wharton or its stockholders. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INCOME TAXES

Deferred income taxes are recorded at the expected tax rate of 34%.  SFAS No. 109 “Accounting for Income Taxes” requires that deferred tax assets be reduced by a valuation allowance if it is more or likely than not that some portion or all of the deferred tax asset will not be realized.

	August 31, 2006	August 31, 2005
Deferred tax asset attributable to:
Net operating loss	$ 199,000	$ 78,000
Less: valuation allowance	(199,000)	(78,000)

Total	$ -	$ -

The components giving rise to the deferred tax assets described above have been included in the accompanying consolidated balance sheet as noncurrent assets.  The deferred tax assets are net of a full valuation allowance of $199,000 based on the amount that management believes will ultimately be realized.  Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  Loss carryforwards for tax purposes will begin to expire in 2025.

The income tax provision differs from the amount of income determined by applying the U.S. federal income tax rate to pretax income for the period ended August 31, 2006 primarily due to the valuation allowance.

NOTE 5 – NOTES PAYABLE AND CONVERTIBLE UNSECURED DEBENTURES

Notes Payable

Wharton entered into three short term loan agreements dated August 21, 2006 that provide for total borrowings of $500,000 for general working capital purposes.   The loans have a 90-day maturity; bear interest at 10% per annum with principal and interest due upon maturity; and are secured by all existing and after acquired assets of Wharton.  The loans may be extended at Wharton’s option for an additional 90 days under the same terms and conditions.  The loans provide for 150,000 shares of common stock “Bonus Shares” to be issued to the lenders in the event that Wharton is acquired in an acquisition.  Should Wharton elect to extend the loans for an additional 90 days, 300,000 Bonus Shares are to be issued to the lenders.   At August 31, 2006, proceeds under the loans totalling $312,500 had been funded to Wharton.  As of September 21, 2006, the total proceeds of $500,000 were funded to Wharton.

Series A – Convertible Unsecured Debentures

As of August 30, 2006, Wharton assumed the obligations for convertible debentures from its sole stockholder, Wharton Resources Limited (incorporated in New Brunswick, Canada).  These debentures consist of three unsecured convertible debentures denominated in Canadian dollars dated March 13, 2006, totalling CAD$85,000 (US$76,883) at August 31, 2006.  The debentures mature September 13, 2007, and bear interest at 10% per annum.  In the event that the stock of Wharton begins trading on a public market, the debentures are automatically converted into common stock of Wharton at a conversion rate of 85% of the initial publicly traded share price.   If not converted by the maturity date, the outstanding principal balance together with interest accrued since the debenture issuances are due and payable to the debenture holders.  Attached to the debentures are 85,000 warrants exercisable into shares of Wharton common stock for a 12-month period following the date shares are available on a public market, at a share price of 125% of the initial publicly traded share price.  In accordance with EITF 00-27, no discount has been recorded for the conversion feature or the value of the warrants due to the contingency for the issuance of publicly traded shares of Wharton’s stock.  In the event that Wharton completes a transaction in which Wharton’s stock become publicly traded, Wharton will value the conversion feature and the warrants and record any debt discount and amortize such costs as interest expense over the life of the debt in accordance with EITF 00-27.  Upon resolution of this contingency, the maximum amount of such discount is CAD$85,000.

NOTE 6 – FINANCING COSTS

Wharton incurred $507,112 of financing costs for the period from inception to August 31, 2006, related to proposed financing which was never consummated. Accordingly, such costs have been expensed.

NOTE 7 - ASSET RETIREMENT OBLIGATIONS

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations” Wharton records the fair value of a liability for asset retirement obligations (“ARO”) in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset and is depreciated over the useful life of the asset. Wharton accrues an abandonment liability associated with over time as the discounted liability is accreted to its expected settlement value. Fair value is determined by using the expected future cash outflows discounted at Wharton’s risk-free interest rate. No market risk premium has been included in its calculation of the ARO balance. Wharton’s net ARO liability at August 31, 2006 is expected to approximate the salvage value of the properties.

NOTE 8 – COMMITMENTS

Baxter Bledsoe Prospect, Clay County, Kentucky

On February 1, 2006, Wharton entered into an agreement to acquire the Baxter Bledsoe Prospect oil and gas lease acreage totalling approximately 2,200 acres in Clay County, Kentucky from CodeAmerica.

This purchase will be consummated upon Wharton’s payment of the total purchase price of $330,000 which is expected to occur when Wharton completes a public equity offering.  Subsequent to August 31, 2006, Wharton paid a deposit of $15,000 under the terms of the agreement.  This deposit will be applied to the total purchase price.  Subsequent to the date of the financial statements, Wharton has remitted the payment to CodeAmerica for the remaining balance due of $315,000 under the purchase and sale agreement, and CodeAmerica has assigned its lease interests to Wharton.

NOTE 9 – STOCKHOLDERS’ EQUITY

Wharton has authorized 10,000 shares of $1.00 par value common voting stock.  At inception, Wharton issued 1,000 shares of common stock.

NOTE 10 - SUBSEQUENT EVENTS

Note Payable

On October 17, 2006, Wharton entered into a short term loan agreement for $350,000 for general working capital purposes.   The loan has a 90-day maturity; bears interest at 18% per annum with principal and interest due upon maturity; and is secured by all existing and after acquired assets of Wharton.  The loan may be extended at Wharton’s option for an additional 90 days under the same terms and conditions.  The loan provides for 100,000 shares of common stock “Bonus Shares” to be issued to the lender in the event that Wharton is acquired in an acquisition.  Should Wharton elect to extend the loans for an additional 90 days, 150,000 Bonus Shares are to be issued to the lender. The loan provides that Wharton will use best efforts to endeavour to register the Bonus Shares issued in connection with the note within a 12-month period from the date of issuance.

Mound Branch Prospect, Elk County, Kansas

On September 1, 2006, Wharton entered into the Mound Branch Prospect Development Agreement (“Development Agreement”) with Orbit Energy, LLC (“Orbit”) associated with a reserve and infrastructure development program of existing and after acquired oil and gas lease acreage and eight existing wells that are shut-in pending the construction of and interconnection with a gathering system, which will be able to deliver natural gas production into a downstream interstate pipeline that serves the Wichita and Kansas City natural gas markets (“Area of Mutual Interest”  or “AMI”).  Milton Cox, Wharton’s Chairman and CEO, and Bassam Nastat, a Director and President, through their affiliates each hold 50% interests in Orbit.

Orbit holds approximately 8,800 acres in the AMI. The Development Agreement provides for Wharton to pay $100,000 to Orbit for additional testing and evaluations of the AMI, which Orbit must complete within 90 days.  Under the Agreement, Wharton has exclusive rights to the AMI for 150 days, and Orbit may not initiate, solicit or consider any other offers associated with the AMI or its associated tangible and intangible assets.  Wharton and Orbit have agreed to use their best efforts to develop a definitive purchase and sale agreement for the AMI.  The $100,000 is to be applied to the definitive purchase and sale price.

The Development Agreement also provides that if Wharton and Orbit cannot mutually agree on a fair value for the purchase and sale transaction, that they agree to engage an independent third party to make a fair market value appraisal of the assets subject to the purchase and sale, and that both parties will agree to use the third party appraisal for a transaction.  Pursuant to the First Amendment to the Development Agreement executed November 13, 2006 and effective September 1, 2006, Wharton assumed responsibility for any lease renewal, minimum royalty, and other associated costs of drilling and testing the wells, or other similar payment obligation(s) associated with or arising from any lease acreage covered by the AMI.  Any amounts paid by Wharton in connection with the Amendment are to be applied against a purchase and sale price to be negotiated under a definitive purchase agreement.

Oakcrest Prospect, Wharton County, Texas

On October 9, 2006, Wharton Resources Ltd. rescinded its agreement to acquire oil and gas lease interests held in Wharton County, Texas from CodeAmerica Investments, LLC (“CodeAmerica”), a company controlled by Wharton’s Chairman and CEO.  Subsequently, on October 16, 2006, Wharton acquired these oil and gas interests in exchange for 200 shares of Wharton common stock, and recorded the acquisition as a transaction between entities under common control at CodeAmerica’s cost basis of $461,030 in the lease interests.

Baxter Bledsoe Prospect, Clay County, Kentucky

On February 1, 2006, Wharton entered into an agreement to acquire the Baxter Bledsoe Prospect oil and gas lease acreage totalling approximately 2,200 acres in Clay County, Kentucky from CodeAmerica.  On December 21, 2006 Wharton remitted payment to CodeAmerica for the outstanding remaining balance due of $315,000 under the purchase and sale agreement, and CodeAmerica has assigned its lease interest to Wharton.

Bell Prospect, Bell County, Kentucky

On October 1, 2006, Wharton entered into an agreement with CodeAmerica to acquire its oil and gas lease interests with acreage totaling approximately 3,400 gross acres (2,448 net acres) in Bell County, Kentucky, for a purchase price of $255,000 plus reimbursement of $59,475 for land and legal services incurred by CodeAmerica in connection with the lease acreage.  On October 28, 2006, Wharton made a payment to CodeAmerica totaling $144,475 to pay one-third of the purchase price to reimburse CodeAmerica for the referenced services.  On the same date, CodeAmerica executed and delivered to Wharton an assignment of the 3,400 lease acres under the oil and gas leases held by CodeAmerica in Bell County, Kentucky.

St. Martin Parish, Louisiana

Wharton has a purchase and sale agreement dated March 3, 2006 for the acquisition of four existing well bores and associated oil and gas lease acreage that provides for a purchase of lease acreage covering approximately 414 acres and associated down hole and surface equipment for an aggregate purchase price of $2,260,000.  St. Martin Parish contains three producing wells and one plugged well, known as the Smedes’ Nos. 1 & 2 and Bienvenu Nos. 1 & 2 wells.  The purchase and sale agreement provides for a closing date of the acquisition of February 1, 2007, provided that if the vendor of the property receives a third party offer to purchase the interest in the leases before Wharton completes the purchase, Wharton will have a right of first refusal to match the offer.  In such case, if Wharton is unable or unwilling to match the third party offer, then the purchase and sale agreement will terminate and Wharton will not acquire the property.

Should Wharton secure financing and be able to consummate transaction under the purchase and sale agreement, it would hold an approximate average working interest and revenue interest of 99.0% and 82.0%, respectively. Capital costs vary, dependent on the depth of completion/re-completion.  The purchase price for the working interest is $2.2 million.  New drills are expected to cost approximately $860,000.  Re-completions are projected to require a capital investment of approximately $400,000.

Merger of Georgia Exploration, Inc. and Wharton Resources Corp.

On November 21, 2006 Georgia Exploration, Inc. (“Georgia”) and Wharton executed an Agreement and Plan of Merger.  Pursuant to the Merger Agreement, Wharton merged with GEX Acquisition Corp., a subsidiary of Georgia, resulting in Wharton being a wholly-owned subsidiary of Georgia Exploration.  The merger was completed on January 3, 2007.

In connection with the merger, Georgia issued 25,000 Georgia shares for each Wharton share, or an aggregate of 30,000,000 shares.  Georgia assumed the obligation to issue securities on exercise and conversion, respectively, of Wharton’s outstanding warrants and convertible securities.  Upon closing of the merger, Wharton anticipates that it will own 71.4% of Georgia.

Prior to the merger, in accordance with EITF 00-27, no discount was recorded for the conversion feature or the value of the warrants associated with Wharton’s Series A Convertible Debentures (See Note 5) due to the contingency for the issuance of publicly traded shares of Wharton’s stock.  The terms of the conversion feature required that, in the event that Wharton completed a transaction in which Wharton’s stock became publicly traded, Wharton would value the conversion feature and the warrants and record any discount related to debt and amortize such costs as interest expense over the life of the debt in accordance with EITF 00-27.  This contingency was triggered upon the merger of Wharton with Georgia on January 3, 2007.  Accordingly, at the date of the merger, Wharton valued the beneficial conversion feature at $75,390 and recorded a debt discount and a corresponding increase in additional paid-in capital at the date of merger.  The debt discount will be amortized over the life of the convertible notes.

Wharton has commitments under its notes payable to issue up to 400,000 shares of common stock as Bonus Shares.  In connection with the Merger, Georgia assumed the obligation for issuance of these shares.  These shares were valued at the current market price of $1.00 per share at the date of the merger.

NOTE 11 - SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The standardized measure of discounted future net cash flows is computed by applying constant prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on period-end statutory tax rates) to be incurred on pre-tax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions.  The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.  At August 31, 2005, Wharton did not have proved reserves, and supplemental information on proved oil and gas reserves at August 31, 2006 is presented in the following table.

Proved Developed and Undeveloped Gas Reserves (net):

August 31, 2006 (Mce)
Beginning of period	-
Petroleum and natural gas lease acreage acquired	4,220,394
Extensions, discoveries and improved recovery	-
Production	-
End of period	4,220,394

Proved developed reserves at end of period	-

Standardized Measure of Discounted Future Net Cash Flows:

August 31, 2006
Future cash inflows	$ 29,959,342
Future production costs	(4,104,540)
Future development costs	(6,730,459)
Future income taxes	(3,926,340)
Future net cash flows	15,198,003
10% annual discount for estimated timing of cash flows	(3,778,299)
Standardized measure of discounted future net cash flows:	$ 11,419,704

Changes in Standardized Measure of Discounted Future Net Cash Flows:

August 31, 2006
Beginning of period	-
Petroleum and natural gas lease acreage acquired	$ 11,419,704
Extensions, discoveries, and improved recovery, less related costs	-
Development costs incurred during the year	-
Sales of oil and gas produced, net of production costs	-

End of period	$ 11,419,704

PRO-FORMA FINANCIAL INFORMATION

On January 3, 2007 Wharton and GEX Acquisition Corp. filed the Certificate of Merger with the State of Delaware Secretary of State and pursuant to the Agreement and Plan of Merger dated November 21, 2006, Wharton and Georgia consummated the merger of companies.

Each outstanding share of common stock of Wharton held by its stockholders was converted into 25,000 shares of common stock of Georgia.  All outstanding convertible debt and warrants of Wharton were converted into convertible debt and warrants in Georgia.  Further 15,645,000 shares of Georgia common stock were cancelled in connection  with the Merger.  For U.S. federal income tax purposes, the merger was affected as a qualified reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

For accounting purposes, this merger was treated as a reverse merger with Wharton Resources Corp. being the accounting acquirer and the go-forward financial statements reflect Wharton’s history from its inception on January 20, 2005.

The merger resulted in a change of control of Georgia with Wharton’s former stockholders holding in the aggregate approximately 71.4% of Georgia’s outstanding common stock.

The Pro Forma combined balance sheet for Wharton and Georgia is presented in the following table.

IMPORTANT NOTICE:  The following unaudited pro forma financial information of Wharton Resources Corp. and Georgia Exploration, Inc. set forth a post-merger snapshot of the combined balance sheet prepared with Wharton’s audited balance sheet for its fiscal year ended August 31, 2006, and Georgia’s second quarter unaudited balance sheet as reported its Form 10-QSB filed for the period ended September 30, 2006.  Georgia had no significant operations; therefore, no pro forma statement of operations is presented.  The pro forma transactions presented are required by the merger agreement or by accounting principles upon the completion of the reverse acquisition.

Pro Forma Balance Sheet (unaudited)

Wharton Resources Corp. and Georgia Exploration, Inc.

	Wharton (At August 31, 2006)	Georgia (At September 30, 2006)		Adjustments			Pro Forma Combined
Assets	(audited)	(unaudited)		Debit		Credit

Total assets	$ 1,228,606	$ 10,170	(9)	400,000			$ 1,638,776

Liabilities and Stockholders’ Equity

Total liabilities	1,812,732	46,759	(8)	75,390			1,784,101

Stockholders’ Equity
Common stock	1,000	46,587	(2) (3)	15,645 21,535	(1) (4) (9)	30,000 1,593 400	42,400
Additional paid-in capital	-	1,593	(1) (4) (6)	30,000 1,593 86,325	(2) (5) (7) (3) (8) (9)	15,645 36,589 1,556 21,535 75,390 399,600	433,990
Foreign Currency Translation Adjustment	-	1,556	(7)	1,556			-
Accumulated deficit	(585,126)	(86,325)	(5)	36,589	(6)	86,325	(621,715)
Total stockholders’ equity	(584,126)	(36,589)					(145,325)

Total liabilities and stockholders’ equity	$ 1,228,606	$ 10,170					$ 1,638,776

Notes:

(1)

Issuance of 30,000,000 shares of Georgia common stock to Wharton shareholders at a par value of $0.001 per share.

(2)

Cancellation of 15,645,000 shares of Georgia common stock by Georgia’s founding shareholder.

(3)

Restate common stock to par value of $0.001 for 42,400,000 shares issued and outstanding.

(4)

As a result of reverse merger accounting, eliminate additional paid-in capital of Georgia.

(5)

Reflects Georgia’s liabilities in excess of assets treated as acquisition cost by Wharton.

(6)

As a result of reverse merger accounting, the accumulated deficit of Georgia is eliminated.

(7)

Georgia functional currency converted to U.S. currency.

(8)

Reflect value of beneficial conversion feature of Series A Convertible Notes Payable triggered by merger.

(9)

Reflect value of 400,000 Bonus Shares issued  in connection with notes payable and recorded as deferred financing costs triggered by merger.

PART III

See the Exhibit Index under Item 9.01 Financial Statements and Schedules on the Form 8-K to which this document is attached.